Exhibit 99.2

CONSENT OF J.P. MORGAN SECURITIES LLC

We hereby consent to (i) the use of our opinion letter dated January 6, 2025 to the Board of Directors of Getty Images Holdings, Inc. (the “Company”) included in Annex C to the information statement and proxy statement/prospectus, which forms a part of the registration statement on Form S-4 relating to the proposed merger of the Company and Shutterstock, Inc., and (ii) the references to such opinion in such information statement and proxy statement/prospectus. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we hereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

/s/ J.P. MORGAN SECURITIES LLC
J.P. MORGAN SECURITIES LLC

March 28, 2025